Exhibit 23.01
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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THE BOARD OF DIRECTORS
AETNA LIFE AND CASUALTY COMPANY:

We consent to the incorporation by reference in the registration statements of Travelers Group Inc. on:

-   Form S-3       Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101,
                   33-52281, 33-54093, 33-62903 and 33-63663; and

-   Form S-8       Nos. 33-32130, 33-43997, 33-59524, 33-37399, 33-7665,
                   33-28110, 33-43883, 33-21099, 33-29711, 33-47437,
                   33-39025, 33-40469, 33-38109, 33-50206, 33-39985,
                   33-51769, 33-51783, 33-52029 and 33-64985; and

-   Form S-4       Nos. 33-37089, 33-25532 and 33-51201

of our report dated February 7, 1995, except as to Note 16, which is as of December 6, 1995, with respect to the combined balance sheet of The Aetna Casualty and Surety Company and The Standard Fire Insurance Company and their subsidiaries as of December 31, 1994, and the related combined statements of income, shareholder's equity and cash flows for the year ended December 31, 1994, which report appears in the Current Report on Form 8-K of Travelers Group Inc. dated January 19, 1996.




                                                      /s/ KPMG Peat Marwick LLP



Hartford, Connecticut
January 19, 1996